Exhibit (h)(2)(iv)

CRM MUTUAL FUND TRUST

Limited Power of Attorney

The undersigned hereby constitutes and appoints Ronald H. McGlynn, Stephen J. Gaeta, and Karen Jacoppo-Wood, and each of them, with full powers of substitution, as her true and lawful attorneys and agents to execute in her name and on her behalf in any and all capacities each Registration Statement on Form N-1A, and any and all amendments thereto, filed by CRM Mutual Fund Trust (Securities Act File No. 333-123998) (the “Registrant”), on behalf of each of its series, with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and any and all other instruments, documents, registration statements and filings which such attorneys and agents, or any of them, deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and the 1940 Act, the rules, regulations and requirements of the SEC, and the securities laws of any state or other jurisdiction; and the undersigned hereby ratifies and confirms as her own act and deed any and all that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents shall have, and may exercise, all of the powers hereby conferred.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand as of the 6th day of October, 2023.

/s/ Laura Szalyga

Laura Szalyga

Treasurer of CRM Mutual Fund Trust